Exhibit 99.11

OMAGINE, INC.

BENEFICIAL OWNER ELECTION FORM - WARRANTS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the distribution of transferable redeemable common stock purchase warrants to purchase shares of common stock, $0.001 par value per share (“Common Stock”), of Omagine, Inc. as described in the Prospectus

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1A.  Please transfer my $5 Warrants as set forth below:

Please transfer ___________________ $5 Warrants to ________________________________

(number of $5 Warrants)                            ________________________________

   ________________________________

Box 1B.  Please transfer my $10 Warrants as set forth below:

Please transfer ___________________ $10 Warrants to ________________________________

(number of $10 Warrants)                            ________________________________

     ________________________________

Box 2A.  Please exercise my $5 Warrants for the purchase of Common Stock as set forth below:

I exercise	____________________	x	$ 5.00	=	$
	(no. of $5 Warrants)		(exercise price)		(amount enclosed)

Box 2B.  Please exercise my $10 Warrants for the purchase of Common Stock as set forth below:

I exercise	____________________	x	$ 10.00	=	$
	(no. of $10 Warrants)		(exercise price)		(amount enclosed)
Total Payment Required: $ __________________________________

I am (we are) making the Total Payment Required in the following manner:

 Payment in the following amount is enclosed: $ ____________________  and/or

 Please deduct payment of $ __________________ from the following account maintained by you as follows:

(The total of the above two boxes must equal the “Total Payment Required” specified above.)

Type of Account                                                                           Account No.

__________________________                                           _________________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form irrevocably elect to exercise the number of Warrants and purchase the number of shares of Common Stock indicated above on the terms set forth in the Prospectus; and agree that if I (we) fail to pay for the shares I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of beneficial owner(s):

Signature(s) of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or acting in a fiduciary or representative capacity, please provide the following information:

Name:                                                ______________________________________

Capacity:                                           ______________________________________

Address
 (including Zip Code):                      ______________________________________

Telephone Number:                         ______________________________________

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